Exhibit 4.1

Piggyback Registration Rights Agreement

Holder Name: _______________________

Date: ____________________, 2024

This Piggyback Registration Rights Agreement (this “Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”) by and between AERWINS Technologies, Inc., a Delaware corporation (the “Company”) and the person or entity as set forth above, and whose name is on the signature page hereof (“Holder”). Each of the Company and Holder may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, this Agreement is entered into in connection with the offering (the “Offering”) of the Company as set forth in the Term Sheet for $400,000 Common Stock Offering dated as of February 7, 2024 (the “Term Sheet”);

WHEREAS, this Agreement is entered into pursuant to a Subscription Agreement (as defined in the Term Sheet) by and between the Holder and the Company, dated on or about the issue date as set forth above, or an Exchange Agreement (as defined in the Term Sheet), as applicable, in each case) by and between the Holder and the Company, dated on or about the issue date as set forth above, and is subject to the terms and conditions thereof;

WHEREAS, pursuant to the Subscription Agreement or the Exchange Agreement, as applicable, the Holder is acquiring from the Company certain shares of common stock, par value $0.000001 per share, of the Company (the “Common Stock”);

WHEREAS, the Company has agreed to grant certain registration rights to the Holder with respect to the Common Stock acquired pursuant to the Subscription Agreement or the Exchange Agreement, as applicable, as set forth herein; and

WHEREAS, the Parties acknowledge and agrees that the Company is entering into piggyback registration rights agreements substantially similar to this Agreement with the other investors who acquire shares of Common Stock in the Offering as set forth in the Term Sheet (each, and collectively with the Holder, the “Investors”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

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Article I. Piggyback Registration Rights.

Section 1.01 Registration Rights. For purposes herein,. “Registrable Securities” means the shares of Common Stock issued to the Holder pursuant to the Subscription Agreement or the Exchange Agreement, as applicable, as set forth on the signature page hereof with respect to the Holder. If at any time while the Holder remains the holder of any Registrable Securities the Company proposes to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Stock (a “Registration Statement”) for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 24, 2024, and any amendments or updates thereto, as to which this Agreement and the rights herein will not apply, and other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to Holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to Holder in such notice the opportunity to register the sale of such number of Registrable Securities as Holder may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If Holder proposes to distribute its Registrable Securities through a Piggyback Registration that involves an underwriter or underwriters, then it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration, and the Holder also agrees to execute and deliver a customary lock-up agreement if so requested by the Company and/or the underwriter(s), pursuant to which the Holder agrees to customary restrictions on resale of the securities of the Company for a period of 180 days.

Section 1.02 Limitations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holder and other Investors or other persons who are holders of any other shares of Common Stock which are also “Registrable Securities” under an agreement similar to this Agreement, whether entered into in connection with the Offering or otherwise (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; and (ii) the shares of Common Stock requested to be included therein by the Holder and the other holders of Registrable Securities, allocated among the Holder and such other holders pro rata based on the number of Registrable Securities held by each of Holder and such other holders.

Section 1.03 Withdrawal. Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by Holder of Registrable Securities in connection with such Piggyback Registration as provided in Section 1.06.

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Section 1.04 Notification. The Company shall notify Holder at any time when a prospectus relating to such Holder’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of Holder, the Company shall also prepare, file and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Holder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Holder shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

Section 1.05 Information. The Company may request that Holder furnish the Company such information with respect to Holder and Holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the Securities and Exchange Commission (the “SEC”) in connection therewith, and Holder shall furnish the Company with such information.

Section 1.06 Fees and Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which Holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Agreement (the “Transactions”). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the Transactions (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of Holder.

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Article II. Indemnification.

Section 2.01 Indemnification by the Company. The Company and its successors and assigns shall indemnify and hold harmless Holder, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of Holder, each individual or entity who controls Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the officers, directors, members, Agreement, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Holder Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding Holder furnished to the Company by such party for use therein. The Company shall notify Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the Transactions of which the Company is aware.

Section 2.02 Indemnification by Holder. Holder and its successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party” with each Holder Indemnified Party and Company Indemnified Party being referred to as an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, but only to the extent that such untrue statements or omissions are based upon information regarding Holder furnished to the Company by such Party for use therein. Holder shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the Transactions of which Holder is aware.

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Section 2.03 Contribution. If the indemnification under Section 2.01 or Section 2.02, as applicable, is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Party responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such Party in connection with any proceeding to the extent such Party would have been indemnified for such fees or expenses if the indemnification provided for in Section 2.01 or Section 2.02, as applicable, was available to such Party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 2.03 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

Article III. Miscellaneous.

Section 3.01 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. For purposes herein, “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

Section 3.02 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the Transactions, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to the provisions of Section 3.03, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts OF THE STATE OF CALIFORNIA OR THE COURTS OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this AGREEMENT, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.02(c).

Section 3.03 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute. Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages. On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in this Section 3.03(b).

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(c)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(d)	The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The arbitration shall be held in Los Angeles, California in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the Selected Courts to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 3.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 3.05 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Parties, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as each Party shall have furnished to each other Party in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email. Notices shall be sent as follows:

If to the Company:

AERWINS Technologies Inc.

Attn: Kiran Sidhu

The Walnut Building

691 Mill St, Suite 204

Los Angeles, CA 90021

Email: kiran.sidhu@aerwins.us

If to Holder, to the address for notices as set forth on the signature page hereof.

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Section 3.06 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 3.07 Third Party Beneficiaries. This Agreement is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, manager, member, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 3.08 Expenses. Subject to Article II and Section 3.06, and other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 3.09 Entire Agreement. This Agreement and the Subscription Agreement or the Exchange Agreement, as applicable, represent the entire agreement between the Parties relating to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 3.10 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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Section 3.11 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 3.12 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 3.13 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the Transactions, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 3.14 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 3.15 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 3.16 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AERWINS Technologies, Inc.

By:
Name:	Kiran Sidhu
Title:	Chief Executive Officer

[Holder’s signature appears on following page]

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Holder name: ____________________________

By:

Name:

Title:
(if applicable)

Address for Notices:

Email: ____________________________________

Registrable Securities:

●	_____________ Shares of Common Stock acquired pursuant to the Subscription Agreement or Exchange Agreement, as applicable.

[Counterpart Signature Page to Piggyback Registration Rights Agreement]